UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

(Date of earliest event reported): January 20, 2005

FIRST VIRTUAL COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation
or organization)

3200 Bridge Parkway, Suite 202
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 801-6500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS	3
ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP	3
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS	3
SIGNATURES	5
EXHIBIT 2.1
EXHIBIT 10.1
EXHIBIT 99.1

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ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS

In order to continue to have access to working capital as the Company restructures its financial affairs in Chapter 11, the Company and Silicon Valley Bank, the Company’s bank lender, entered into a Stipulation for Use of Cash Collateral and for Adequate Protection Secured by Lien on Property of the Estate dated January 20, 2005. The Company has filed a motion with the Bankruptcy Court requesting approval of this stipulation. The Bankruptcy Court has set a hearing to consider this and other matters for January 26, 2005 at 9:30 a.m. On January 24, 2005, the Company issued a press release announcing, among other things, the signing of this stipulation. Copies of the stipulation and press release are attached as Exhibits 10.1 and 99.1 and are incorporated by reference in their entirety.

In connection with the Company’s goal to utilize the bankruptcy process to maximize value and implement a restructuring transaction that may or may not include a sale of certain assets, the Company has executed a preliminary letter of intent with Radvision Ltd. providing for the sale of substantially all of the Company’s assets to Radvision Ltd. or a designated affiliate or subsidiary, subject to due diligence and Bankruptcy Court approval, among other conditions. The letter of intent provides for a purchase price of $5 million subject to adjustment for certain assumed liabilities and requires that the parties enter into a definitive purchase agreement by February 7, 2005. If no such agreement has been entered into by that date, either party may terminate the letter of intent. The definitive purchase agreement remains subject to approval by the board of directors of both parties. Entities affiliated with Special Situations Fund, a significant shareholder of the Company with a representative on the Company’s Board, own less than 5% of the outstanding shares of Common Stock of Radvision. Pending the execution of the definitive purchase agreement or the termination of the letter of intent, Radvision Ltd. has certain exclusive negotiating rights with the Company, subject to the Company’s fiduciary duties under the Bankruptcy Code and other applicable law. In that regard, the Company intends to request that the Bankruptcy Court establish procedures for other interested parties to submit competing restructuring proposals. At this time, the Company cannot predict what values will be ascribed in the Cases to claims against or interests in the Company as there are a variety of factors that may impact such value, including, but not limited to, the terms of restructuring proposals that the Company receives and the terms of any reorganization plan that may ultimately be confirmed. Accordingly, the Company urges that appropriate caution be exercised with respect to existing and future investments in any of its liabilities and/or securities. On January 24, 2005, the Company issued a press release announcing, among other things, the signing of this agreement. Copies of this agreement and press release are attached as Exhibits 2.1 and 99.1 and are incorporated by reference in their entirety.

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP

On January 24, 2005, First Virtual Communications, Inc. issued a press release which provided updated information regarding its filing of Chapter 11 reorganization cases (the “Cases”) for itself and its domestic subsidiary, CUseeMe Networks, Inc. (collectively, the “Company”), in the United States Bankruptcy Court for the Northern District of California, San Francisco Division on January 20, 2005. The Honorable Thomas E. Carlson, Bankruptcy Judge, has been assigned to the Cases, identified as Case Nos. 05-30145-TEC and 05-30146-TEC. The Company has filed a series of motions with the Bankruptcy Court requesting, among other things, permission to honor certain employee obligations and benefits, approval of the Company’s agreement with its bank lender regarding continued access to working capital, approval of procedures to ensure uninterrupted utility services to the Company as well as joint administration of the Cases for procedural purposes only. The Bankruptcy Court set a hearing to consider these matters and other business for January 26, 2005 at 9:30 a.m. A copy of this press releases is attached as Exhibit 99.1 and is incorporated by reference in its entirety.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

2.1	Letter of Intent dated January 20, 2005 between Radvision Ltd and First Virtual Communications, Inc.

10.1	Stipulation for Use of Cash Collateral and For Adequate Protection Secured by Lien on Property of the Estate dated January 20, 2005.

99.1	Press Release issued January 24, 2005

Cautionary Statement:

In addition to the historical information contained in this Current Report, certain of the information contained in this Current Report should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that reflect the Company’s current views with respect to current events and financial performance. Such forward looking

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statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to access working capital, including, but not limited to, the use of cash collateral or debtor in possession financing; the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more transactions for the sale of the Company’s assets or other change of control transactions under a plan or plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining the Bankruptcy Court’s approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the Company to obtain and maintain normal terms and relationships with vendors, service providers and employees; the Company’s ability to maintain contracts that are critical to its operations; any adverse impact on us from the special investigation and restatement of previously announced financial results; any adverse impact arising from the delay in filing required periodic reports; the Company’s potential inability to maintain business relationships with the Company’s integrators, distributors and suppliers; and other risk factors set forth in the Company Annual Report on Form 10-K for the year ended December 31, 2003 and in the Company’s other public filings with the SEC.

We assume no obligation to update any forward-looking statements contained herein. The Company’s expectations and the events, conditions and circumstances on which these forward-looking statements are based may change.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2005	FIRST VIRTUAL COMMUNICATIONS, INC.
	By:	/s/ Jonathan G. Morgan
Jonathan G. Morgan
Chief Executive Officer, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Letter of Intent dated January 20, 2005 between Radvision Ltd and First Virtual Communications, Inc.

10.1	Stipulation for Use of Cash Collateral and For Adequate Protection Secured by Lien on Property of the Estate dated January 20, 2005.

99.1	Press Release issued January 24, 2005